SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549


FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities and Exchange Act of 1934


Date of Report   (Date of earliest event reported)  		May 9, 1995_____

			MANAGEMENT TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its Charter)


					NEW YORK
(State of other jurisdiction of incorporation)


	0-17206							13-3029797
Commission File No.						I.R.S. Employer Identification


335 Madison Avenue, New York, NY				10017
Address of principal							Zip Code
executive offices


	(212)  557-0022
Registrant's telephone
number, including area code





ITEM 4.	CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

	On May 9, 1995, the Registrant ("Company") engaged KMPG Peat Marwick LLP as its principal independent accountant to audit the Company's financial statements starting with its fiscal year ended April 30, 1995. The decision to change principal accountant was recommended by the audit committee of the Board of Directors. Accordingly, the engagement of Goldstein & Morris, the Company's prior independent accountant, was not renewed.

	In connection with the audits of the fiscal years ended April 30, 1993 and April 30, 1994, there was no disagreement with Goldstein & Morris on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement, if not solved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

 The audit reports of Goldstein & Morris on the consolidated financial statements of the Company and its subsidiaries as of and for the years ended April 30, 1993 and April 30, 1994, did not contain any adverse opinion or disclaimer opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. However, each of the reports for the years ended April 30, 1993 and April 30, 1994, respectively, contained an explanatory paragraph regarding the uncertainty about the Company's ability to continue as a going concern.

EXHIBIT
1. Copy of Goldstein & Morris letter to the United States Securities & Exchange Commission, dated May 10, 1995



SIGNATURE

	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



Dated:  New York, N.Y.
May   15, 1995



							MANAGEMENT TECHNOLOGIES, INC.
							(Registrant)



							By:  /s/ Anthony J. Cataldo							Anthony J. Cataldo
							Chairman and Chief Executive Officer